Exhibit 99.3

STOCK ORDER AND CERTIFICATION FORM

ASB BANCORP, INC.

SEND OVERNIGHT PACKAGES TO:
KEEFE, BRUYETTE & WOODS, INC.
ASB BANCORP Processing Center
10 S. Wacker Drive, Suite 3400
Chicago, IL 60606
(877) ______

Deadline: The Subscription Offering ends at 12:00 noon, Eastern time, on ________, 2011. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received by us (not postmarked) by the deadline, or it will be considered void. Orders will be accepted at the address on the top of this form, the PO Box address on the business reply envelope provided or by hand delivery to any of our full service banking locations. **Faxes or copies of this form may not be accepted. ASB Bancorp, Inc. reserves the right to accept or reject improper order forms.**

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE AREAS – READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS AS YOU COMPLETE THIS FORM

(1) Number of Shares	Price Per Share	(2) Total Amount Due
	x $10.00 =	$

THE MINIMUM PURCHASE IS 25 SHARES ($250). Generally, no person may purchase more than 30,000 shares ($300,000), and no person together with an associate or group of persons acting in concert may purchase more than 50,000 shares ($500,000).

(3a) Method of Payment - Check or Money Order
Enclosed is a personal check, bank check or money order made payable to ASB Bancorp, Inc. in the amount of: $
Checks will be cashed upon receipt.

(3b) Method of Payment – Certificate or Savings Account Withdrawal
The undersigned authorizes withdrawal from the Asheville Savings Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the account(s) listed at the time this form is received. **Asheville Savings Bank IRA accounts or accounts with check-writing privileges may NOT be listed for direct withdrawal below.**

Asheville Savings Bank Deposit Account Number(s)	*Withdrawal Amount(s)*
	$
	$
Total Withdrawal Amount	$

(4) Purchaser Information
Check the one box that applies, as of the earliest date, to the purchaser(s) listed in Section 8:

a. ☐ ***Eligible Account Holder*** - Check here if you were a depositor with a minimum of $50 on deposit with Asheville Savings Bank as of February 28, 2010. Enter information in Section 9 for all deposit accounts that you had at Asheville Savings Bank on February 28, 2010.

b. ☐ ***Supplemental Eligible Account Holder*** - Check here if you were a depositor with a minimum of $50 on deposit with Asheville Savings Bank as of June 30, 2011 but not an Eligible Account Holder. Enter information in Section 9 for all deposit accounts that you had at Asheville Savings Bank as of June 30, 2011.

c. ☐ ***Other Members*** - Check here if you were a depositor or a borrower of Asheville Savings Bank at the close of business on _____, 2011.

d. ☐ **Local Community** – Natural persons and trusts of natural persons who reside in Buncombe, Madison, McDowell, Henderson, and Transylvania counties in North Carolina

e. ☐ **General Public**

(5) Check if you (or a household family member) are a: ☐ Director or Officer of Asheville Savings Bank or ASB Bancorp, Inc. ☐ Employee of Asheville Savings Bank or ASB Bancorp, Inc.

(6) Maximum Purchaser Identification: ☐ Check here if you, individually or together with others (see section 7), are subscribing for the maximum purchase allowed and are interested in purchasing more shares if the two maximum purchase limitations are increased. See Item 1 of the Stock Order Form Instructions.

(7) Associates/Acting in Concert: ☐ Check here if you, or any associates or persons acting in concert with you (defined on reverse side), have submitted other orders for shares. If you check this box, list below all other orders submitted by you or your associates or by persons acting in concert with you.

Name(s) listed in Section 8 on other Order Form	*Number of Shares Ordered*	*Name(s) listed in Section 8 on other Order Form*	*Number of Shares Ordered*

(8) Certain Relationships: ☐ Check here if any of your immediate family members (defined on reverse side) have submitted other orders for shares. If you check this box, list below all orders by your immediate family members. ☐ Check here if a company under common control with your company has submitted other orders for shares. If you check this box, list orders by companies under common control with your company.

Name(s)	*Number of Shares Ordered*	*Name(s)*	*Number of Shares Ordered*

(9) Stock Registration: Please PRINT legibly and fill out completely: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below. See Stock Order Form Instructions for further guidance.

☐ Individual ☐ Tenants in Common ☐ Uniform Transfers to Minors Act ☐ Partnership
☐ Joint Tenants ☐ Individual Retirement Account ☐ Corporation ☐ Trust-Under Agreement Dated __________

Name	SS# or Tax ID
Name	SS# or Tax ID
Address	Daytime Telephone #
City State Zip Code County	Evening Telephone #

(10) Qualifying Accounts: You should list any accounts that you may have or had with Asheville Savings Bank in the box below. SEE THE STOCK ORDER FORM INSTRUCTIONS FOR FURTHER DETAILS. All subscription orders are subject to the provisions of the stock offering as described in the prospectus. Attach a separate page if additional space is needed. **Failure to list all of your accounts may result in the loss of part or all of your subscription rights.**

NAMES ON ACCOUNTS	***ACCOUNT NUMBERS***

(11) Acknowledgement, Certification and Signature: I understand that to be effective, this form, properly completed, together with full payment or withdrawal authorization, must be received by ASB Bancorp, Inc. no later than 12:00 noon, Eastern time, on _____, 2011, otherwise this form and all of my subscription rights will be void. ***(continued on reverse side of form)***

*** ORDER NOT VALID UNLESS SIGNED ***

ONE SIGNATURE REQUIRED, UNLESS SECTION (3b) OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL

Signature	Date	Signature	Date

Internal Use Only: Date Rec'd _____/_____ Check# ____________ $ ____________ Check# ____________ $ ____________ Batch# ________ Order # ________ Category ____

STOCK ORDER AND CERTIFICATION FORM

(7) Associates/Acting In Concert (continued from front side of Stock Order and Certification Form)

Associate – The term "associate" of a particular person means:

1) a corporation or organization other than ASB Bancorp, Inc. or Asheville Savings Bank or a majority-owned subsidiary of ASB Bancorp, Inc. or Asheville Savings Bank of which a person is a senior officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities of such corporation or organization;
2) a trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as a trustee or a fiduciary; and
3) any person who is related by blood or marriage to such person and who lives in the same home as such person or who is a director or senior officer of ASB Bancorp, Inc. or Asheville Savings Bank or any of their subsidiaries.

Acting in Concert – The term "acting in concert" means:

1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not by an express agreement or understanding;
2) or a combination or pooling of voting or other interests in the securities of an issuer for a common purpose under any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party. We may presume that certain persons are acting in concert based upon, among other things, joint account relationships or the fact that persons share a common address (whether or not related by blood or marriage) or may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies. For purposes of the plan of conversion, our directors are not deemed to be acting in concert solely by reason of their Board membership.

Please see the Prospectus for more information on purchase limitations and a more detailed description of "associates" and "acting in concert." We have sole discretion to determine whether prospective purchasers are "associates" or "acting in concert."

(8) Certain Relationships

Immediate Family Member – The term "immediate family member" means your father, mother, stepfather, stepmother, brother, sister, stepbrother, stepsister, son, daughter, stepson, stepdaughter, grandparent, grandson, granddaughter, father-in-law, mother-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, the spouse of any of the foregoing, and your spouse.

(10) Acknowledgement, Certification and Signature (continued from front side of Stock Order Form)

I agree that after receipt by ASB Bancorp, Inc., this Stock Order and Certification Form and may not be modified or cancelled without ASB Bancorp, Inc.'s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, and (2) I am not subject to backup withholding tax [cross out (2) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that my order does not conflict with the maximum purchase limitation of $300,000 for any individual person, or $500,000 overall purchase limitation for any person or entity together with associates of, or persons acting in concert with, such person, or entity, in all categories of the offering, combined, as set forth in the Prospectus dated _____, 2011.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of conversion subscription rights, or the underlying securities, to the account of another.

Under penalty of perjury, I certify that I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale of such shares, or my right to subscribe for shares.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT A DEPOSIT OR ACCOUNT AND ARE NOT FEDERALLY INSURED, AND ARE NOT GUARANTEED BY ASB BANCORP, INC. OR ASHEVILLE SAVINGS BANK OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Stock information center at (877) _________ - _________.

I further certify that, before purchasing the common stock of ASB Bancorp, Inc., I received the Prospectus dated _____, 2011, and that I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment described in the "Risk Factors" section beginning on page __, which risks include but are not limited to the following:

1. Significant loan losses could require us to increase our allowance for loan losses through a charge to earnings.
2. Our commercial lending activities have exposed us to losses in recent periods and our continued emphasis on commercial lending may expose us to future lending risks.
3. A continuation or worsening of national and local economic conditions could result in increases in our level of non-performing loans and/or reduce demand for our products and services, which may negatively impact our financial condition and results of operations.
4. The geographic concentration of our loan portfolio and lending activities makes us vulnerable to a downturn in the local economy.
5. Changes in interest rates may hurt our profits and asset value.
6. Our business strategy includes moderate growth plans, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively.
7. Financial reform legislation recently enacted by Congress will, among other things, tighten capital standards, create a new Consumer Financial Protection Bureau and result in new laws and regulations that are expected to increase our costs of operations.
8. We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations.
9. We may have credit risk in our investment and mortgage-backed securities portfolio.
10. If we continue to experience reduced loan demand, we will be required to invest a significant percentage of the offering proceeds in investment securities, which typically have a lower yield than our loan portfolio.
11. Increased and/or special Federal Deposit Insurance Corporation assessments will hurt our earnings.
12. Strong competition within our market area could hurt our profits and slow growth.
13. Our stock price may decline when trading commences.
14. There may be a limited market for our common stock, which may adversely affect our stock price.
15. Additional expenses following the offering from operating as a public company will adversely affect our profitability.
16. Additional expences following the offering from the implementation of new equity benefit plans will adversely affect our profitability.
17. Our low return on equity may negatively impact the value of our common stock.
18. We have broad discretion in allocating the proceeds of the offering. Our failure to effectively utilize such proceeds would reduce our profitability.
19. A significant percentage of our common stock will be held or controlled by our directors and executive officers and benefit plans.
20. Issuance of shares for benefit programs may dilute your ownership interest.
21. The articles of incorporation and bylaws of ASB Bancorp, Inc. and certain regulations may prevent or make more difficult certain transactions, including a sale or merger of ASB Bancorp, Inc.

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED.

201365_SOF_PC:Layout 1 7/25/2011 6:22 PM Page 3 Asheville Savings Bank REVOCABLE PROXY [ TEXT TO BE PROVIDED BY COUNSEL] (Continued and to be marked, dated and signed on other side) Detach the proxy voting card here Please Vote Each Proxy Card you Receive in this package. Not Voting has the Same Effect as a Vote “Against” the Plan of Conversion. Vote by Internet or Telephone 24 Hours a Day, 7 Days a Week, Until, Eastern Time, on nI ter en t T le pe oh en M ia l www.proxyvotenow.com/asheville 1-866-818-9387 Use the Internet to vote your proxy. Have your Use any touch-tone telephone to vote Mark, sign and date your Proxy Card in hand when you access the your proxy. Have your Proxy Card in Proxy Card and return website. You will be prompted to enter your hand when you call. You will be it in the postage-paid control number, located in the box above, to prompted to enter your control Proxy Card reply create and submit an electronic ballot. number, located in the box above, envelope provided. and then follow the directions given. If you vote your proxy by Internet or by Telephone, you do NOT need to return your proxy card(s) by mail. Each Proxy Card has a unique control number. If you choose to vote by Internet or by Telephone, please enter the control number from each Proxy Card. A detachable Stock Order Form is on the facing page.

201365_SOF_PC:Layout 1 7/25/2011 6:22 PM Page 4 REVOCABLE PROXY Asheville Savings Bank [TEXT TO BE PROVIDED BY COUNSEL] IMPORTANT: PLEASE VOTE, DATE AND SIGN ALL PROXIES AND RETURN IN THE ENCLOSED ENVELOPE. Detach the proxy voting card here Please Vote Each Proxy Card you Receive in this package. Not Voting has the Same Effect as a Vote “Against” the Plan of Conversion. Vote by Internet or Telephone 24 Hours a Day, 7 Days a Week, Until, Eastern Time, on I tn er en t Te el p oh en M ia l www.proxyvotenow.com/asheville 1-866-818-9387 Use the Internet to vote your proxy. Have your Use any touch-tone telephone to vote Mark, sign and date your Proxy Card in hand when you access the your proxy. Have your Proxy Card in Proxy Card and return website. You will be prompted to enter your hand when you call. You will be it in the postage-paid control number, located in the box above, to prompted to enter your control Proxy Card reply create and submit an electronic ballot. number, located in the box above, envelope provided. and then follow the directions given. If you vote your proxy by Internet or by Telephone, you do NOT need to return your proxy card(s) by mail. Each Proxy Card has a unique control number. If you choose to vote by Internet or by Telephone, please enter the control number from each Proxy Card. A detachable Stock Order Form is on the facing page.